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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT AUDITORS


        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Texas Gas Transmission Corporation for the registration of up to $200,000,000 of debt securities and to the incorporation by reference therein of our report dated February 10, 1997, with respect to the financial statements of Texas Gas Transmission Corporation included in its Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                                        ERNST & YOUNG LLP

Tulsa, Oklahoma
May 15, 1997